Exhibit 99.1
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
dated
March 20, 2008
effective as of April 21, 2008
by and among
American Realty Capital, LLC
as Buyer,
and
ROCKLAND TRUST COMPANY
as Seller

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of March 20, 2008 (the “Execution Date”) and effective as of April 21, 2008, by and between American Realty Capital, LLC or its designee (“Buyer”) and Rockland Trust Company, a Massachusetts Trust Company (“Seller”) for the purpose of setting forth the agreement of the parties and of instructing First American Title Insurance Company (“Escrow Agent”) with respect to the transactions contemplated by this Agreement.
R E C I T A L S
     A. The Seller is the owner of an undivided fee simple interest in those 18 certain parcels of real property (each, a “Land Parcel” and, collectively, the “Land Parcels”) on Exhibit A attached hereto and more particularly described in Exhibit B attached hereto, upon which are situated the buildings (each a “Building” and, collectively, the “Buildings”) as more particularly described on Exhibit A attached hereto.
     B. Each Land Parcel, together with its respective “Improvements,” the balance of its respective “Real Property,” its respective “Personal Property,” and its respective “Intangible Property” (each as hereinafter defined in Section 5), is sometimes collectively referred to herein as a “Property” and, together with each other Property referenced hereunder are sometimes collectively referred to herein as the “Properties.”
     C. Seller desires to sell and Buyer desires to purchase the Properties upon and subject to the terms and conditions set forth in this Agreement.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:
1. AGREEMENT TO PURCHASE AND SELL.
     Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, a good and marketable fee simple interest in the Properties, upon and subject to the terms and conditions set forth herein.
2. PURCHASE PRICE.
     The purchase price for the Properties (the “Purchase Price”) shall be the sum of Thirty Two Million, One Hundred Eighty-Eight Thousand Dollars ($32,188,000), subject to adjustment as hereinafter provided. The portion of the Purchase Price allocated to each of the Properties (the “Allocated Purchase Price”) is set forth on Exhibit A attached hereto. The Purchase Price shall be payable as follows:

     2.1 Deposit. On or before the fourth (4th) “Business Day” (as hereinafter defined) after the Execution Date, Buyer shall deposit with Escrow Agent the sum of Five Hundred Thousand Dollars ($500,000) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the “Deposit”), by wire transfer or by certified or bank check payable to the order of Escrow Agent. At all times, Escrow Agent shall: invest the Deposit in insured money market accounts or certificates of deposit with Citibank. The Deposit hereunder is non-refundable to Buyer, except as otherwise provided herein. If Buyer fails to purchase all of the Properties, as a result of the default of Buyer hereunder, then the Deposit shall be paid to Seller by the Escrow Agent and shall be retained by Seller as liquidated damages for Buyer’s default in accordance with the terms of Article 11 hereof.
     2.2 Cash. On the “Closing Date”, Buyer shall deposit into “Escrow” the balance shown to be owed by Buyer on the closing statement to be signed by each of the parties at the “Closing” pursuant to Section 6.5.2 hereof (each as hereinafter defined), by wire transfer or by certified or bank check payable to the order of the Escrow Agent.
3. OPENING OF ESCROW.
     On or before the third (3rd) Business Day (as hereinafter defined) after the Execution Date, Buyer and Seller shall cause an escrow (“Escrow”) to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement. This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions (not inconsistent with this Agreement as determined by counsel for Buyer and Seller) as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent’s general provisions (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between the provisions of this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.
4. PROPERTY DOCUMENTS.
     4.1 Environmental Documents. Seller has delivered to Buyer, and Buyer acknowledges receipt of copies of a Phase I Environmental Report for each of the Properties (each a “Phase I” and collectively the “Phase Is”). The Phase Is together with the Title Documents, as defined below, and any other documents or information provided by Seller to Buyer, are collectively referred to herein as the “Property Documents”. Buyer understands and agrees that neither Seller nor any of Seller’s representatives have made or make any representation or warranty as to the accuracy or completeness of any of the Property Documents.
     4.2 Title and Survey.
          4.2.1 Title and Survey Documents. As of the date hereof, (a) First American Title Insurance Company (in such capacity, “Title Company”) has issued and made available to Buyer and Seller a current title commitment for an American Land Title Association 2006 form extended coverage owner’s policy of title insurance with the endorsements set forth as Exhibit A-1 for each Property (collectively, the “PTRs”) and legible copies of all documents referenced as exceptions in the PTRs (collectively, the “Underlying Documents”) and (b) Buyer may elect to perform a search for filings pursuant to the Uniform Commercial Code with regard to personal property for each Property (UCC Search). In addition, as of the date hereof, Millman Surveying Company (the “Surveyor”) has issued and delivered to Buyer and Seller a current survey for each Property, made in accordance with ALTA / ACSM minimum technical standards and the laws of the State in which such Property is located, certified to Buyer (and its nominees), Title Company, Seller and any other persons or entities as Buyer may have reasonably requested, showing, with respect to such Property, the entire Real Property for such Property, all adjoining streets and roads (including, without limitation, the points of ingress and egress thereto), the exact location by metes and bounds and the exact dimensions of the Real Property for such Property, a legal description of the Real Property for such Property, the exact location of any Improvements for such Property, set back lines, protrusions, encroachments, parking spaces and easements on and upon the Real Property for such Property, together with all rights-of-way and other matters relating to the Real Property for such Property. The PTRs, the Underlying Documents, and the Surveys shall be collectively referred to herein as the “Title Documents.” The Surveys will be modified to certify them to Buyer and Buyer’s lender and will contain a Surveyor’s Certification in the form attached hereto as Exhibit F, (at Seller’s sole cost and expense).
          4.2.2 Condition of Title at Closing. At Closing, title to the Properties conveyed shall be good and marketable, free and clear of all liens, judgments and similar encumbrances, leases or other rights of occupancy, other than the following, which shall be permitted exceptions to title that shall not require Seller to take any action (collectively, the “Permitted Exceptions”):
               4.2.2.1 any grant, easement, right-of way, covenant, restriction or other matter of record that is reported in or shown by the Title Documents (or any updates thereto issued prior to the date hereof) to which Buyer does not object during the Due Diligence Period (as defined in the Escrow Letter executed by Buyer and Seller on March 21, 2008);
               4.2.2.2 any state of facts shown on the Surveys;
               4.2.2.3 zoning regulations, municipal building restrictions and other laws, ordinances, regulations and restrictions of any public or quasi-public authority;
               4.2.2.4 the lien of current taxes and assessments not yet due and payable;
               4.2.2.5 special taxes and assessments becoming a lien on or after the Closing Date;
               4.2.2.6 the “Bank Leases” (as hereinafter defined);
               4.2.2.7 standard terms and exceptions set forth in the form of title insurance policy of any reputable title insurance company authorized to conduct business in the state where the conveyed Property is located; and
               4.2.2.8 any other matter (x) to which Buyer has not objected during the Due Diligence Period or (y) which is waived (or deemed waived) by Buyer in accordance with the provisions of this Section 4.2.

     Notwithstanding anything to the contrary contained herein, Seller shall discharge and remove any and all voluntary and involuntary liens affecting any of the Properties which secure an obligation to pay money (other than installments of real estate taxes not delinquent as of the Closing) (collectively, the “Liens”) and such Liens shall not be Permitted Exceptions. Upon the Closing, Seller shall transfer, contribute and convey to Buyer fee simple title to the Real Property for each Property by a duly executed and acknowledged quitclaim deed for each Property (collectively, the “Deeds”), subject only to the Permitted Exceptions. Prior to the Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property for any Property, or cause the creation of any exception or encumbrance against or respecting the Real Property for any Property without the prior written consent of Buyer.
     4.2.3 Resolution of Title Objections. Seller, Buyer and Title Company shall work cooperatively and in good faith to resolve any matters of record which appear after the date hereof or on the pro forma of the Owner’s Title Policy to be issued at Closing and as a condition of Closing. In the event that (i) the Title Company is unable to issue the Owner’s Title Policy with all of the endorsements set forth on Exhibit A-1 or (ii) the Title Company does not affirmatively insure the Buyer against loss or damage due to forced removal of any encroachment either way across the Property lines, over easements or into building setback lines as shown on the Surveys (collectively (i) and (ii) are hereinafter referred to as “Title Objections”), then Seller shall use commercially reasonable efforts to cure all Title Objections prior to Closing. Provided that if a Title Objection is not cured by Seller or otherwise waived by Buyer on or before the Closing Date, Seller may, in its sole discretion, but subject to the limitations set forth in this Section 4.2.3 by notice to the Buyer five (5) Business Days prior to the Closing Date, either (i) endeavor to cure the Title Objections, in which event the Closing will be adjourned for a period of time not to exceed thirty (30) days with respect to the particular Property which contains the Title Objection, but not with respect to the Closing of the other Properties to afford Seller the time and opportunity to cure the Title Objection or (ii) terminate the Agreement with respect to the Property containing the Title Objection, but not with respect to the other Properties (any Property for which this Agreement is so terminated (a “Removed Property”)). If Seller elects to adjourn the Closing with respect to any Property which contains a Title Objection and if the Title Objection is not cured by Seller or waived by Buyer by thirty (30) days following the originally scheduled Closing date, at any time thereafter (but before the Title Objection is cured), either party may, by written correspondence to the other party, cause such Property to become a Removed Property.
     4.3 Intentionally Omitted.

5. DESCRIPTION OF PROPERTIES.
     5.1 The Improvements. As used herein, as to each Land Parcel, the term “Improvements” shall mean all Buildings, improvements, structures and fixtures and any further item on the books of Seller as a building or leasehold improvement now or hereafter located on or in such Land Parcel.
     5.2 The Real Property. As used herein, as to each Property, the term “Real Property” shall include (a) the Land Parcel for such Property, (b) the Improvements for such Property, (c) all apparatus, equipment and appliances owned by the Seller, affixed to and used in connection with the operation or occupancy of such Land Parcel and/or any of such Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in such Land Parcel or any of such Improvements, and (d) all of the Seller’s rights, privileges and easements, tenements, hereditaments, and rights of way, appurtenant to or used in connection with such Land Parcel and/or any of such Improvements.
     5.3 The Personal Property. As used herein, the term “Personal Property” shall mean, as to each Real Property, all of that certain tangible personal property, equipment and supplies on the books of and owned by Seller and now situated at the Real Property and used by Seller in connection with the operation, maintenance or repair of all or any portion of the Real Property (collectively, the “Personal Property”), however the foregoing definition of Personal Property shall specifically exclude all articles of personal property owned by Tenant, including, without limitation, decorations, business machines and equipment, ATMs, communications equipment, signs, signage, furniture and movable partitions, office machinery and equipment located at each applicable Real Property that are used in connection with the operation of Buyer’s business at such Real Property. Personal Property shall include under counter steel, night deposit boxes and drive through equipment.
     5.4 The Intangible Property. As used herein, the term “Intangible Property” shall mean, as to each Real Property, all of that certain intangible property owned by Seller and used by Seller in connection with the operation and maintenance of all or any portion of the Real Property and/or the Personal Property (but not including any used in connection with the operation of Buyer’s business at the Real Property), including, without limitation, all of Seller’s right, title and interest in, to and under: (i) all books, records, reports, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property and/or the Personal Property or use and occupancy thereof; (ii) all transferable, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting any portion of the Real Property; and (iii) all transferable guarantees, warranties relating to all or any portion of the Real Property
6. CLOSING.

     6.1 Closing Date. Subject to the provisions of this Agreement, the closing of the purchase and sale of the Properties (the “Closing”) shall take place on May 2, 2008 (the “Closing Date”), however the parties shall use good faith efforts to close on April 30, 2008.
     6.2 Deliveries by Seller. On or before the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, as applicable, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Seller at the Closing:
          6.2.1 Deeds. For each Property, an original executed and acknowledged Deed in recordable form from the Seller conveying the Real Property for such Property to Buyer;
          6.2.2 Non-Foreign Affidavit. An original executed Non-Foreign Affidavit from Seller substantially in the form attached as Exhibit D hereto;
          6.2.3 Bank Leases. Bank Leases executed by Seller substantially in the form of and as indicated in Exhibit E attached hereto (“Bank Leases”), for an initial term of either 10 years (“Ten Year Bank Leases”) or 15 years (“Fifteen Year Bank Leases”) as indicated on Exhibit A hereto;
          6.2.4 Bill of Sale. Four (4) original executed counterparts of the bill of sale substantially in the form attached as Exhibit C hereto (“Bill of Sale”), executed by Seller;
          6.2.5 Closing Statement. Two (2) original executed counterparts of the Closing Statement;
          6.2.6 Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement, the Bank Leases and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company; and
          6.2.7 Other. Such affidavits, and other documents and instruments, in form reasonably acceptable to Seller, reasonably and customarily required by Title Company to facilitate the issuance of the Owner’s Title Policy at the Closing prior to the recordation of the Deeds, signed and properly acknowledged by Seller, if appropriate.
          6.2.8 Original Documents. Estoppel Certificates, SNDA’s and Insurance Certificates in form provided in the Bank Leases and such affidavits, and other documents and instruments reasonably acceptable to Seller and reasonably and customarily required by Title Company to facilitate the issuance of the Owner’s Title Policy at the Closing prior to the recordation of the Deeds, including, without limitation, completed realty transfer tax forms and/or any other affidavits or documents that may be required in Massachusetts as a prerequisite to recording the Deed, signed and properly acknowledged by Seller, if appropriate.
     6.3 Deliveries by Buyer. On or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Buyer at the Closing:

          6.3.1 Cash. Cash in an amount equal to the sum shown to be owed by Buyer on the Closing Statement pursuant to Section 6.5 hereof;
          6.3.2 Bank Leases. Bank Leases executed by Buyer;
          6.3.3 Closing Statement. Two (2) original executed counterparts of the Closing Statement (as defined in Section 6.5.5);
          6.3.4 Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company;
          6.3.5 Other. Such affidavits, and other documents and instruments, in form reasonably acceptable to Buyer, reasonably and customarily required by Title Company to facilitate the issuance of the Owner’s Title Policy at the Closing prior to the recordation of the Deeds, including, without limitation, completed realty transfer tax forms and/or any other affidavits or documents that may be required in Massachusetts as a prerequisite to recording the Deed, signed and properly acknowledged by Buyer, if appropriate.
     6.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement and Title Company is irrevocably and unconditionally committed to issue the Owner’s Title Policy with all of the endorsements set forth on Exhibit A-1 effective as of the Closing Date, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:
          6.4.1 Recording. Cause the Deeds and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.
          6.4.2 Funds. Upon receipt of confirmation of the recordation of the Deeds and such other documents as were recorded pursuant to Section 6.4.1 hereof, disburse all funds as follows:
          6.4.2.1 pursuant to the Closing Statement, retain for Escrow Agent’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner’s Title Policy, and disburse to any other persons or entities entitled thereto, as expressly stated on the Closing Statement, the amount of any other “Closing Costs” (as hereinafter defined);
          6.4.2.2 deliver to Seller the remaining balance of the Purchase Price (subject to prorations and adjustments as provided herein); and
          6.4.2.3 disburse to Buyer or Seller, as the case may be, any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 6.4.2.1 and 6.4.2.2 hereof have been completed.

     6.4.3 Delivery of Documents. Deliver: (a) to Seller, (i) two originals of all documents deposited into Escrow (other than the Deeds and the Non-Foreign Affidavit) and (ii) one conformed copy of each document recorded pursuant to the terms hereof; and (b) to Buyer: (i) two originals of all documents deposited into Escrow (other than the Deeds and the Non-Foreign Affidavit), (ii) the original Non-Foreign Affidavit and (iii) one conformed copy of each document recorded pursuant to the terms hereof.
          6.4.3.1 Owner’s Title Policy. Cause the Title Company to issue and deliver marked-up title commitments prior to Closing to Buyer and the Owner’s Title Policy to Buyer post Closing.
          6.4.3.2 Recorded Deeds. Cause the original recorded Deeds to be delivered to Buyer.
          6.4.3.3 Prorations. Other than Yearly Base Rent payable under the Bank Leases for the month in which Closing occurs the parties shall not prorate taxes, assessments, improvement bonds or other expenses affecting the Properties on the Closing Statement because all such costs and expenses are the responsibility of Seller, as Tenant under the Bank Leases.
     6.5 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys’ and advisors’ fees, charges and disbursements), except the following costs (the “Closing Costs”), which shall be allocated between the parties as follows:
          6.5.1 all documentary transfer, stamp, sales and other taxes related to the transfer of the Properties (collectively “Transfer Taxes”), shall be paid in accordance with the provisions of Exhibit B-1 attached hereto;
          6.5.2 Escrow Agent’s escrow fees and costs, which shall be paid by Buyer;
          6.5.3 the cost of any changes, recertifications, or additional copies of the Surveys, requested by Buyer after the date of this Agreement, which shall be paid by Buyer;
          6.5.4 the cost of the Owner’s Title Policies, which shall be paid by Buyer;
          6.5.5 all recording fees shall be paid by Buyer, except Seller shall pay any recording fees for the satisfaction of any existing mortgages, or existing monetary liens and monetary judgments that are required to be discharged by Seller at Closing hereunder.
          Two (2) Business Days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval one or more preliminary closing statements (collectively, the “Preliminary Closing Statement”) setting forth (a) the proration amounts allocable to each of the parties pursuant to this Section 6.5, and (b) the Closing Costs allocable to each of the parties pursuant to this Section 6.5 hereof. Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver one or more final, signed versions of closing statements to each of the parties at the Closing (collectively, the “Closing Statement”).

7. SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS PURCHASE.
     7.1 Seller, to its knowledge, represents and warrants to and agrees with Buyer, as of the Execution Date and, subject to Section 7.2 hereof, as of the Closing Date, as follows:
          7.1.1 Insurance. To Seller’s knowledge, there are currently in effect such insurance policies for each Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by Seller with respect to the Buildings shall be made available to Buyer as part of the Property Documents. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to any Property. Seller has received no notice from any insurance company concerning, nor is any Seller aware of, any defects or inadequacies in any Property, which, if not corrected, would result in the termination of insurance coverage or increase its cost.
          7.1.2 Litigation. There are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller’s knowledge, threatened, against or affecting all or any portion of any Property and, to Seller’s knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of any Property or Seller’s ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence any action, suit or proceeding with respect to all or any portion of the Properties without the prior written consent of Buyer, except for unlawful detainer or similar actions against Tenants that are brought in the ordinary course of Seller’s operation of any Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’ knowledge, threatened, against any Seller.
          7.1.3 Compliance with Laws. Seller has received no written notices from any governmental entity that any of the Properties are in violation of any existing laws, rules, regulations, ordinances or orders of applicable federal, state, city or other governmental authorities in effect as of the Execution Date (collectively, “Laws”).
          7.1.4 Condemnation; Special Assessments. Seller has received no written notices of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect any Property or any part thereof in any way whatsoever.
          7.1.5 No Environmental Representations. Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Buyer information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

          7.1.6 No Conflicts. Except as set forth below in this Section 7.1.6, the execution and delivery of this Agreement by, the consummation of the transactions herein contemplated to be performed by Seller, and compliance with the terms of this Agreement by Seller will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deeds of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or written, to which any Seller is a party or by which any Seller or its agents are bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over any Seller or all or any portion of any Property.
          7.1.7 Due Organization; Consents. All requisite action has been taken by Seller in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby.
          7.1.8 Seller Authority; Validity of Agreements. Seller has the full right, power and authority to transfer, contribute and convey the Properties to Buyer as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind such Seller to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed by any Seller in connection herewith shall be, duly authorized, executed and delivered by such Seller and shall be valid, binding and enforceable obligations of such Seller.
          7.1.9 Foreign Investment In Real Property Tax Act. Seller is not foreign persons within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
          7.1.10 Taxes. All business, occupation, sales, use and other similar taxes imposed with respect to all or any portion of each of the Properties or the operation thereof for its currently intended purpose, which are due and payable by Seller have been paid in full, or will be paid in full by such Seller as and when such taxes become due and payable. Seller has timely and properly filed (or timely requested extensions with respect to) all federal, state, local and foreign tax returns, reports and forms for which they are or have been required to file with respect to the operation, use and ownership of the Properties and, all such returns, reports and forms are (or were at the time of their filing) true, correct and complete in all material respects.
          7.1.11 Business Operations at the Properties. Seller is conducting Seller’s normal business operations at each of the Properties and, as of the Execution Date, Seller has not notified any applicable governmental agency of Seller’s intention to cease retail banking operations at any of the Properties. Buyer acknowledges and agrees that, pursuant to the terms of the Bank Leases, Seller, as tenant thereunder, shall have no obligation to continuously use or occupy any of the Properties for any purpose from and after the Closing Date.
          7.1.12 Seller has not entered into any contracts, subcontracts or agreements affecting the Properties which will be binding upon Buyer after the Closing other than the Bank Leases.

          7.1.13 There are no occupancy rights, leases or tenancies affecting the Properties other than the Bank Leases.
          7.1.14 As of the Execution Date and Closing Date, (i) Seller’s rating issued by FitchRatings (“Fitch”) is at least BBB- or the equivalent thereof, and Fitch has not placed Seller on a negative credit watch, (ii) Seller has not made an assignment for the benefit of creditors, and (iii) there is no bankruptcy or insolvency proceeding pending or threatened against Seller.
     7.2 Survival of Seller’s Representations and Warranties; Seller’s Knowledge. Seller’s representations and warranties set forth in this Agreement shall survive the Closing for a period of nine (9) months and any action brought on Seller’s representations and warranties shall be commenced within said nine (9) month period or shall be forever barred and waived. In no event shall Buyer be entitled to make a claim for breach of such representations or warranties and Seller shall have no liability in connection therewith (i) unless and until the aggregate amount of all such claims exceeds $50,000.00 or (ii) for any amount in excess of $3,000,000.00 in the aggregate. If Buyer’s damages resulting from all such breaches and claims exceed $50,000.00, Buyer shall be entitled (subject to (ii) above) to recover the full amount of its damages and not just its damages in excess of $50,000.00.
     As used throughout this Article 7 and throughout this Agreement, the phrase “to Seller’s knowledge”, “to the best of Seller’s knowledge”, or phrases of similar import shall mean the actual, not constructive or imputed, knowledge of Buyer’s Senior Vice President, Robert F. Gearty Jr., without any obligation on his parts to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. (None of the foregoing individuals shall have any personal liability hereunder.) To the extent Buyer discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by Buyer. The provisions of this Article 7 shall survive the Closing subject to the limitations on survival set forth in this Section 7.2.
     7.3 “AS-IS” PURCHASE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS ACQUIRING THE PROPERTIES IN THEIR “AS IS” CONDITION, WITH ALL FAULTS, AND WITHOUT ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED AND DISCLAIMED BY BUYER, EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. OTHER THAN AS EXPRESSLY SET FORTH HEREIN, NEITHER SELLER NOR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF SELLER (INCLUDING, WITHOUT LIMITATION, SELLER’S BROKER) HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, DIRECT OR INDIRECT, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO BUYER OR ANY AGENTS, REPRESENTATIVES, OR EMPLOYEES OF BUYER WITH RESPECT TO THE CONDITION OR CONSTRUCTION OF THE PROPERTIES, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR MERCHANTABILITY, COMPLIANCE WITH ANY LAWS, OR OTHERWISE AND BUYER IS NOT AWARE OF AND DOES NOT RELY UPON ANY SUCH REPRESENTATIONS OR WARRANTIES. BUYER ACKNOWLEDGES THAT THE PERIOD SET FORTH HEREIN FOR BUYER TO CONDUCT ITS INSPECTIONS OF THE PROPERTIES WILL HAVE AFFORDED BUYER THE OPPORTUNITY TO MAKE SUCH INSPECTIONS (OR HAVE

SUCH INSPECTIONS MADE BY CONSULTANTS) AS IT DESIRES OF THE PROPERTIES AND ALL FACTS RELEVANT TO THEIR USE, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, EXTERIOR, STRUCTURE, AND CONSTRUCTION OF ALL IMPROVEMENTS, AND THE CONDITION OF SOILS AND SUBSURFACES. EXCEPT WITH RESPECT TO A BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY CONTAINED HEREIN WHICH IS ACTED UPON WITHIN THE TIME PERIOD SPECIFIED HEREIN, BUYER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES SELLER, ANY OFFICER, PARTNER, DIRECTOR, EMPLOYEE, AGENT OR PERSON ACTING ON BEHALF OF SELLER AND ANY AFFILIATE OF SELLER OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, LIABILITIES AND COSTS WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, WHICH BUYER NOW HAS OR WHICH MAY ARISE IN THE FUTURE AGAINST SELLER OR ANY SUCH OTHER PARTIES RELATED IN ANY WAY TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS CONSTRUCTION, VALUE, COMPLIANCE WITH LAWS, OR CONDITION. IN FURTHERANCE OF THE FOREGOING AND NOT IN LIMITATION THEREOF, BUYER HEREBY AGREES NOT TO ASSERT ANY CLAIM FOR CONTRIBUTION, COST, RECOVERY OR OTHERWISE AGAINST SELLER OR ANY SUCH OTHER PERSON OR ENTITY (WHETHER ARISING UNDER STATUTORY LAW, COMMON LAW, FEDERAL LAW, STATE LAW OR OTHERWISE) RELATING DIRECTLY OR INDIRECTLY TO THE PHYSICAL CONDITION OF THE PROPERTIES INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OF OIL, LEAD PAINT, ASBESTOS, OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR THE ENVIRONMENTAL CONDITION OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN. THE PROVISIONS OF THIS SECTION 7.3 SHALL SURVIVE THE CLOSING. NOTWITHSTANDING THE FOREGOING, THE TERMS OF THIS PROVISION SHALL NOT MODIFY OR REDUCE THE LIABILITIES OF SELLER AS “TENANT” UNDER THE BANK LEASES.
8. BUYER’S REPRESENTATIONS AND WARRANTIES.
     Buyer represents and warrants to Seller, as of the Execution Date and as of the Closing Date, as follows:
     8.1 No Conflicts. The execution and delivery of this Agreement by Buyer, the consummation of the transactions herein contemplated to be performed by Buyer, and compliance with the terms of this Agreement by Buyer will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deeds of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or written, to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer.
     8.2 Due Organization; Consents. Buyer is a duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in Pennsylvania. All requisite action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection with the execution by Buyer of this Agreement and/or the performance by Buyer of its obligations hereunder (or, if any such consent is required, it has been obtained prior to Closing).
     8.3 Buyer’s Authority; Validity of Agreements. Buyer has full right, power and authority to accept the Properties from Seller as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. The individual(s) executing this Agreement on behalf of Buyer and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is, and all other documents and instruments to be executed and delivered by Buyer in connection herewith shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer. Buyer is not engaged in any litigation that would affect Buyer’s right or ability to perform its obligations under this Agreement, and Buyer has the financial ability, to pay the full purchase price and to otherwise perform all of its obligations under this Agreement, without contingency (including, without limitation, any necessity of financing from third parties or other sources).
     8.4 Patriot Act. Buyer is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Buyer covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.
     Neither Buyer nor any beneficial owner of Buyer:
     (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
     (b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
     (c) is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
     8.5 Survival. All of the representations and warranties of Buyer set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date, and shall survive the Closing for a period of nine (9) months and any action brought on Buyer’s representations and warranties shall be commenced within said nine (9) month period or be forever barred or waived.
     9. ADDITIONAL COVENANTS OF SELLER.

     In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the Execution Date and the Closing Date (or the date of earlier termination hereof, if applicable):
     9.1 Title. Seller shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to any Property, or create or permit to exist thereon any lien, charge or encumbrance other than the applicable Permitted Exceptions for such Property, or enter into any agreement to do any of the foregoing, without the prior written consent of Buyer (which consent may be granted or withheld in Buyer’s sole and absolute discretion), unless Seller have made provision for (and in fact cause) the discharge and release of the same at Closing.
     9.2 Notice of Change in Circumstances; Litigation. Seller shall promptly notify Buyer of any change (collectively, the “Changes”) in any condition with respect to any of the Properties or any portion thereof or of any event or circumstance of which Seller obtains knowledge subsequent to the Execution Date which: (a) materially affects any of the Properties or any portion thereof, or the use or operation of any of the Properties or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading in any material respect or (c) makes any covenant or agreement of Seller under this Agreement incapable of being performed, it being expressly understood that Seller’s obligation to provide information to Buyer under this Section 9.2 shall in no way relieve Seller of any liability for a breach by Seller of any of their representations, warranties, covenants or agreements under this Agreement. Notwithstanding anything to the contrary contained herein, if Seller becomes aware after the Execution Date of any Changes that: (i) make any representation or warranty set forth in this Agreement (which was true, correct and complete as of the Execution Date) untrue, incorrect or incomplete, in any material respect, or (ii) make any covenant or agreement of Seller under this Agreement (which was, as of the Execution Date, capable of being performed) incapable or substantially less likely of being performed, to the extent that such Changes are not a result of Seller’s breach of this Agreement or resulting from Seller’s intentional actions, such Changes shall not constitute a default by Seller hereunder and Seller shall have no liability to Buyer with respect thereto, but Seller shall promptly notify Buyer of such Changes and Buyer shall have the right to terminate this Agreement with respect to the affected Property and receive a refund of the Deposit allocated to such Property. For purposes of this Section 9.4, the terms “materially” and “material respect” shall be deemed to mean an adverse affect in excess of the greater of 20% of such Property or $250,000.00.
     9.3 No Defaults; Maintenance of Properties. Seller shall not materially default with respect to the performance of any obligation relating to the Properties. Seller shall operate and maintain the Properties in a commercially reasonably manner and in accordance with all applicable Laws, rules and regulations affecting the Properties or any portion thereof.
     9.4 Exclusive Negotiations. Seller shall, so long as this Agreement is in full force and effect and Buyer is not in default hereunder: (a) remove the Properties from the market, and (b) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Properties, and from the acceptance of any offers.
10. RISK OF LOSS.

     10.1 Condemnation. If, prior to the Closing, all or any “Material Portion” (as hereinafter defined) of any individual Property is taken by condemnation or eminent domain, Seller shall promptly notify Buyer of such fact following obtaining knowledge thereof. In such event, Seller and Buyer shall have the option of removing the individual subject Property (“Removal Option”) from this transaction (and if such is removed then the Purchase Price shall be reduced by the portion of the Purchase Price allocated to that Property) upon written notice to the other party given not later than ten (10) days after the date of such taking. If Seller or Buyer does not properly exercise its Removal Option for a Property affected by a taking, or does not have the right because such does not affect a Material Portion of such Property, then the parties rights to the condemnation award and their repair obligations shall be in accordance with the provisions of the Bank Lease applicable to such Property (as if such Bank Lease had been in effect as of the time of such taking) and the Purchase Price, Closing and other obligations hereunder shall not be affected thereby and the rent under the Bank Lease shall not be reduced or abated as a result thereof. As used herein, the term “Material Portion” shall mean any portion of a Property having a value in excess of $200,000.00 or such portion as will materially interfere the conduct of business under the relevant Bank Lease.
     10.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire, acts of war, terrorism, terrorist activities or other casualty (collectively referred to as a “Casualty”) shall be borne and assumed by Seller. If, prior to the Closing, all or any “Material Portion” (as hereinafter defined) of any individual Property is damaged or destroyed by Casualty, Seller shall promptly notify Buyer of such fact following obtaining knowledge thereof. In such event, Seller and Buyer shall have the option of removing the individual subject Property (“Removal Option”) from this transaction (and if such is removed then the Purchase Price shall be reduced by the portion of the Purchase Price allocated to that Property) upon written notice to the other party not later than ten (10) days after the date of such Casualty. If Buyer or Seller does not properly exercise its Removal Option with respect to a Property subject to a Casualty, or does not have the right because such does not affect a Material Portion of such Property, then the parties rights and obligations with respect to the repair and restoration, insurance proceeds and otherwise, shall be in accordance with the provisions of the Bank Lease applicable to such Property (as if such Bank Lease had been in effect as of the time of such Casualty) and the Purchase Price, Closing and other obligations hereunder shall not be affected thereby. As used herein, the term “Material Portion” shall mean any portion of a Property having a value in excess of $200,000.00 or such portion as will materially interfere the conduct of business under the relevant Bank Lease.
11. LIQUIDATED DAMAGES.
     11.1 LIQUIDATED DAMAGES. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER’S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF

THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON). IN THE EVENT THAT THE ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S DEFAULT, THEN (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (B) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, (C) ESCROW AGENT SHALL DELIVER THE DEPOSIT (EXCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) TO SELLER PURSUANT TO SELLER’S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES, (D) ALL TITLE AND ESCROW CANCELLATION CHARGES, IF ANY, SHALL BE CHARGED TO BUYER AND (E) ESCROW AGENT SHALL DELIVER TO BUYER ALL INTEREST AND DIVIDENDS EARNED ON THE DEPOSIT. FOR PURPOSES OF THIS SECTION 11.1, A BREACH SHALL RESULT IN DEFAULT ONLY AFTER WRITTEN NOTICE OF THE BREACH IS GIVEN TO BUYER AND ONLY IF SUCH BREACH IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS THEREAFTER.
     IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF A DEFAULT BY SELLER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE FAILURE OF A CONDITION PRECEDENT SET FORTH IN SECTION 16.1 HEREOF, BUYER MAY, EITHER WAIVE SUCH DEFAULT AND PROCEED TO CLOSING IN ACCORDANCE WITH THE TERMS AND PROVISIONS HEREOF OR MAY IN ITS SOLE DISCRETION ELECT TO TERMINATE ITS AGREEMENT AND DIRECT THE ESCROW AGENT TO RETURN THE DEPOSIT TO BUYER AND UPON SUCH TERMINATION, SELLER AGREES TO PAY TO BUYER TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) AND ALL DIRECT OUT OF POCKET EXPENSES FOR THIRD PARTY REPORTS AS FULL, AGREED AND LIQUIDATED DAMAGES AS THE SOLE AND EXCLUSIVE REMEDY OF BUYER HEREUNDER.
     SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 11.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Buyer Initials
12. BROKERS.
     Buyer and Seller each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker’s fee, finder’s fee, commission or other similar compensation (“Commission”) shall or may become due or payable in connection with the transactions contemplated hereby other than with C.B. Richard Ellis / New England (the “Broker”). Seller hereby agrees to pay all Commissions due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 12. The provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement.
13. INDEMNIFICATION.
     Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (collectively, “Claims”) arising out of or in connection with (a) the breach of any of Buyer’s representations or warranties set forth herein (subject to the survival limitations set forth in Section 8.5 hereof), (b) the breach of any of Buyer’s covenants or agreements set forth herein, or (c) except to the extent that Seller, as tenant under the Bank Leases, as the case may be, is responsible for same, the ownership, operation, maintenance or condition of the Properties after the Closing provided that the liability under clauses (a) and (b) shall be subject to the limitation set forth in Section 11.1 above. Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any Claims arising out of or in connection with (i) the breach of any of Seller’ representations or warranties set forth herein (subject to the survival limitations set forth in Section 7.2 hereof), (ii) the breach of any of Seller’s covenants or agreements set forth herein, or (iii) the ownership, operation, maintenance or condition of the Properties prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which any other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 13 shall survive the Closing for a period of nine (9) months.
14. CONFIDENTIALITY.
     14.1 Buyer. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall: (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer, and (b) disclose such information only to Buyer’s agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any), title company or surveyor personnel, with a need to know in connection with Buyer’s review and consideration of the Properties, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer’s control) cause such confidence to be maintained. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys, or if required by security laws or regulations.
     14.2 Seller. Seller agrees that until the Closing, except as otherwise provided herein or required by law (including without limitation if, in the opinion of such party’s counsel, disclosure is required to be made pursuant to the rules of any securities exchange), and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey any portion of the Properties at the Closing, and (b) disclose such information only to Seller’s agents, employees, contractors, consultants, advisors, investment bankers, investors, partners or attorneys, as well as lenders (if any) and title company personnel, with a need to know in connection with effecting the transactions contemplated by this Agreement, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller’s control) cause such confidence to be maintained. Disclosure of information by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than any Seller or any of Seller’s agents, employees, contractors, consultants or attorneys.
15. MISCELLANEOUS PROVISIONS.
     15.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law. Any legal proceedings brought by either party with respect to this Agreement shall be brought in the Courts of Suffolk County, Massachusetts.
     15.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.
     15.3 Modification; Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     15.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally, by registered or certified mail, by telecopy or by Federal Express (or other reputable overnight delivery service) as follows:

To Buyer:	American Realty Capital, LLC
1725 The Fairway
Jenkintown, PA 19046
Attention: William Kahane
Telephone: (215) 887-3054
Telecopy: (215) 887-2585

And

Mark Investment, LLC
54 Jaconnet Street, Suite 203
Newton, MA 02461
Telephone: (617) 332-8140
Telecopy: (617) 332-4014

With A Copy To:	Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Attention: Helene S. Jaron, Esquire
Telephone: (215) 977-2038
Telecopy: (215) 405-2938

And

Fellman Law Group, PC
54 Jaconnet Street, Suite 300
Newton, MA 02461
Attention: Ronald M. Fellman, Esq. and Leslie
E. Kivitz, Esq.
Telephone: (617) 658-1600
Telecopy: (617) 658-1601

To Seller:	Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attention: Robert F. Gearty, Jr.,
Senior Vice President
Telephone: (781) 982-6113
Telecopy: (781) 982-6365

and	Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attention: Edward H. Seksay.,
General Counsel
Telephone: (781) 982-6158
Telecopy: (781) 982-6130

With A Copy To:	Hinckley, Allen & Snyder LLP
28 State Street
Boston, Massachusetts 02109
Attention: Paul A. Hedstrom, Esq.
Telephone: (617) 345-9000
Telecopy: (617) 345-9020

Escrow Agent:	First American Title Insurance Company
Prudential Center
101 Huntington Avenue
Boston, MA 02110
Attention: Joseph Sarno
Telephone: (617) 345-0088
Telecopy: (617) 247-8648
or to such other address or such other person as the addressee party shall have last designated by notice to the other parties. All Notices shall be deemed to have been given when received. All Notices given by telecopy shall be followed by the delivery of a hard copy of such Notice, provided that such Notice shall be deemed to have been given when received by telecopy.
     15.5 Expenses. Subject to the provision for payment of Closing Costs in accordance with the terms of Section 6.6 hereof and any other provision of this Agreement, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.
     15.6 Assignment. Buyer shall not have the right to assign all or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law without Seller’s written consent, which may be withheld in Seller’s sole and absolute discretion, except Buyer shall have the right, power and authority to assign all or any portion of this Agreement or its rights hereunder, without Seller’s consent, to any affiliate of Buyer, to any affiliate of Mark Investment, Inc. or an affiliate of a joint venture between Buyer and Mark Investment, Inc. (or an entity in which the principal of Mark Investment, LLC has a controlling interest) (any such affiliate to whom Buyer assigns the right to acquire one or more Property shall be defined as the “Individual Property Buyer”); provided, however, that no such assignment or delegation shall relieve Buyer of its obligations or liabilities under this Agreement except as expressly stated herein. For purposes of this paragraph an “affiliate of Buyer” shall mean any entity which controls, is controlled by, or is under the common control with Buyer.
     15.7 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.
     15.8 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 15.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     15.9 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
     15.10 Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.
     15.11 Time of Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.
     15.12 Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.
     15.13 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.
     15.14 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.
     15.15 Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.
     15.16 Attorneys’ Fees. In the event that any party hereto brings an action or proceeding against any other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees, charges, disbursements and the fees and costs of expert witnesses.
     15.17 Business Days. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday recognized in the Commonwealth of Massachusetts. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.
     15.18 Access to Properties. Prior to Closing, Buyer shall be permitted, at reasonable times during ordinary business hours, to access the Properties to perform appraisals and structural investigations of the Properties as reasonably required by Buyer’s lender. Buyer’s right to access the Property as set forth in this Section 15.18 shall be exercised in such a manner so as not to unreasonably interfere with Seller’s use and enjoyment of the Property, and in recognition of Seller’s security needs as a bank and financial institution, neither Buyer nor any third parties on behalf of Buyer will be permitted to access the Property as provided herein unless accompanied by an officer or authorized representative of Seller. Buyer shall schedule all on-site inspections of the Properties in advance with Seller.
     16. CONDITIONS PRECEDENT.
     16.1 Conditions Precedent Favoring Buyer. Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 16.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Buyer to Seller. Seller shall be required to use good faith and diligent efforts to comply with the foregoing conditions.
          (a) Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.
          (b) On the Closing Date, the representations and warranties of Seller set forth in Article 7 shall be true, complete and accurate in all material respects.
          (c) On the Closing Date, the Title Company shall provide Buyer the Title Policies with all of the affirmative coverages and endorsements set forth in Section 4.2.
     In the event the conditions precedent set forth above are not satisfied on or before the Closing Date then Buyer may terminate this Agreement by written notice to Seller in which event the Deposit shall be promptly returned to Buyer, and Seller and Buyer shall have no further obligations or liabilities to each other hereunder except for the obligations or liabilities which expressly survive the termination of this Agreement.
     Notwithstanding anything contained in this Agreement, in the event that any Property or Properties as of the Closing do not comply with the requirements herein with respect to the condition of title or survey required by Section 4.2, or the Title Company is unwilling to provide Buyer with the Title Policies with the affirmative coverages and endorsements set forth in Section 4.2 herein, then Seller shall have the option to remove any such Property or Properties from this transaction by written notice to the Buyer all as set forth in Section 4.2.3, and thereafter such Property or Properties shall be removed from this transaction and the Purchase Price payable by Buyer shall be reduced by the portion allocable to such removed Property or Properties and Seller and Buyer shall close on the balance of the Properties that are not so removed in accordance with the terms of this Agreement.
     16.2 Conditions Precedent Favoring Seller. Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 16.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Seller to Buyer.
     (a) Buyer shall have performed and complied in all material respects with all material terms of this Agreement to be performed by Buyer at the Closing; and
     (b) On the Closing Date, the representations and warranties of Buyer set forth in Article 8 shall be true, complete and accurate in all material respects.

     In the event the conditions precedent set forth above are not satisfied on or before the Closing Date and remain unsatisfied for ten (10) Business Days thereafter, then the Seller may terminate this Agreement by written notice to Buyer in which event the Deposit shall be promptly delivered to Seller as Seller’s full, agreed and liquidated damages in accordance with Section 11.1, and Seller and Buyer shall have no further obligations or liabilities to each other hereunder except for the obligations or liabilities which expressly survive the termination of this Agreement.
-Remainder of Page Left Intentionally Blank-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:

AMERICAN REALTY CAPITAL, LLC, a Delaware limited liability company

By:

By:

Name:

Its:

SELLER:

ROCKLAND TRUST COMPANY

By:

By:
Name:

Its:

ESCROW AGENT:
The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:

Its:

FIRST AMENDMENT OF PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT OF PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”), dated as of April 24, 2008, is made between AMERICAN REALTY CAPITAL, LLC, a Delaware limited liability company (“Buyer”), and ROCKLAND TRUST COMPANY, a Massachusetts trust company (“Seller”).
W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions executed as of March 20, 2008, effective as of April 21, 2008 (the “Agreement”).
     WHEREAS, Buyer and Seller desire to amend the Agreement to provide that the Properties located at 280, 294-298 Union Street and 288R Union Street, Rockland MA shall be the same “Property” for the purposes of the Agreement, and Buyer, as landlord, shall demise 280, 294-298 Union Street and 288R Union Street, Rockland MA pursuant to the same, individual Bank Lease;
     WHEREAS, Buyer has discovered during the course of its diligence certain repair and maintenance items at the Properties, and the parties hereto desire to amend the Agreement to provide that such repair and maintenance items shall be the responsibility of Seller, as tenant under the Bank Leases, as further described herein;
     WHEREAS, Buyer has discovered during the course of its diligence that underground storage tanks either exist or existed at the Properties located at (i) 8 Station Street and 17 Southwick Street, Middleboro, MA, (ii) 442 Main Street, Hyannis, MA, (iii) 70 Main Street, Orleans, MA, and (iv) 665 Main Street, Chatham, MA (collectively, the “UST Properties”), and the parties hereto desire to amend the Agreement to provide that Seller shall undertake certain Phase II investigations in accordance with the provisions of the Lease for the respective UST Property;
     WHEREAS, Buyer has discovered during the course of its diligence that the Properties located at 27 Bay Road, Duxbury, MA and 272 Columbia Road, Hanover, MA (together, the “Condo Properties”) are condominiums affected by various recorded condominium-related documents, and the parties hereto desire to amend the Agreement to provide as a condition to Buyer’s obligation to Close that Seller shall deliver an estoppel certificate executed by the applicable governing body, relating to the Condo Properties and to provide that Seller, as tenant under the Bank Leases relating to the Condo Properties shall perform and pay for any and all obligations of the unit owner in connection with such condominiums at Seller’s sole cost and expense, as more particularly described herein;
     WHEREAS, Buyer has discovered during the course of its diligence that the Property located at 70 Main Street, Orleans, MA is affected by a recorded private right of way, and the parties hereto desire to revise the Bank Lease related to such Property to provide that Seller, as tenant thereunder, shall remove, at its sole cost and expense any parking spaces encroaching on such private right of way to the extent requested by the owner of such right of way;

     WHEREAS, Buyer has discovered during the course of its diligence a declaration of restrictions and grant of easements benefiting Jewel Food Stores in connection with the Property located at 135 Main Street, Middleboro, MA, and the parties hereto desire to amend the Agreement to provide, as a condition to Buyer’s obligation to Close that Buyer shall receive a written estoppel certificate from Jewel Food Stores, as more particularly described herein; and
     WHEREAS, Buyer has discovered during the course of its diligence that the Improvements on certain of the Properties contain asbestos, and the parties hereto desire to amend the Agreement to provide that the Leases for such Properties will contain certain asbestos maintenance obligations as more particularly described herein;
     NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Buyer hereby agree as follows:
     1. Terms. All capitalized terms not otherwise defined herein shall have the respective meaning given to such terms in the Agreement.
     2. Union Street Properties. The Agreement is hereby amended to reflect that the Properties located at 280, 294-298 Union Street and 288R Union Street, Rockland MA (collectively, the “Rockland Property”) shall be the same “Property” for the purposes of the Agreement, and Buyer, as landlord, shall demise the Rockland Property to Seller, as tenant, pursuant to the same, individual Bank Lease. The parties acknowledge that the Rockland Property contains two buildings. Seller hereby agrees that the Bank Lease for the Rockland Property shall provide that any renewal option must be exercised for both buildings and that Seller, as tenant, cannot renew the Bank Lease for the Rockland Property as to only one building.
     3. Repair Properties. The repair and maintenance obligations listed on Exhibit B attached hereto shall be the responsibility of Seller, as tenant under the Bank Leases. Buyer, as landlord under the Bank Leases shall have no liability for the costs of such repairs or maintenance. Seller shall use commercially reasonable efforts to complete such repair and maintenance obligations within the time period listed on Exhibit B for each such item. The provisions of this Section 3 shall survive Closing under the Agreement and shall be incorporated into the Bank Leases for the Properties so affected. Buyer may assign its rights under this Section 3 without Seller’s consent to any successor owner in connection with a sale of the Properties.
     4. UST Properties. The Agreement is hereby amended to state that Seller shall include in each any UST Property lease an affirmative obligation to conduct a Phase II investigation of said Property prior to the expiration of the seventh year of the Term or earlier, if requested by Landlord because of a refinancing of said Property.
     5. Condo Properties. The Agreement is hereby amended to state that as a condition to Buyer’s obligation to Close under the Agreement, Seller shall deliver to Buyer an estoppel certificate executed by the relevant governing body (or such body’s authorized representative) for the applicable condominiums stating: (i) the proportionate share of the common areas relating to the units comprising each Condo Property, (ii) the owner of each Condo Property has paid all relevant common expenses relating to the respective Condo Property and that such unit owner is not otherwise in default with respect to such Condo Property, (iii) the current monthly amount of all relevant common expenses and assessments relating to each Condo Property, and (iv) confirming that there are no rights of first refusal or other transfer restrictions in connection with the sale of each Condo Property. The parties hereto further agree that the Bank Lease for each of the Condo Properties shall state that Seller, as tenant thereunder, shall comply with any and all obligations under the applicable condominium documents relating to such Condo Property at Seller’s sole cost and expense.
     6. Private Right of Way. The Agreement is hereby amended to state that the Bank Lease in connection with the Property located at 70 Main Street, Orleans, MA shall require Seller, as tenant thereunder, to remove, at Seller’s sole cost and expense any parking spaces encroaching on the private right of way recorded against such Property to the extent the benefited party in connection with such private right of way requests such removal.
     7. Middleboro Declaration Estoppel. The Agreement is hereby amended to state that as a condition to Buyer’s obligation to Close under the Agreement Seller shall deliver to Buyer an estoppel certificate from Jewel Food Stores in connection with the Declaration of Restrictions and Grant of Easements (the “Declaration”) benefiting Jewel Food Stores recorded against the Property located at 135 Main Street, Middleboro, MA, stating that the Declaration is in full force and effect and that there is no default thereunder.
     8. Asbestos Maintenance. The Agreement is hereby amended to state that the Bank Leases for each of the Properties, except for 1195 Falmouth Road, Centerville, MA, 272 Columbia Road, Hanover, MA, and 8 Richards Road, Plymouth, MA, shall contain the following language at Section 14.2:
“Tenant acknowledges the potential existence of asbestos and/or lead paint at the Premises. Tenant shall comply with that certain operation and maintenance manual for asbestos and lead paint attached hereto as Schedule 14.2 (the “O&M Manual”). Tenant shall be solely responsible for compliance with the O&M Manual, and Landlord shall have no liability thereunder.”
The relevant O &M Manuals shall be in the form required by applicable law.
     9. Full Force and Effect. Except as amended hereby, all other terms and conditions of the Agreement shall be in full force and effect.
     10. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Delivery of executed facsimile counterparts of this Amendment shall be deemed effective delivery hereof.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives as of the date first written above.

SELLER:

ROCKLAND TRUST COMPANY, a Massachusetts trust company

By:
Name:
Title:

BUYER:

AMERICAN REALTY CAPITAL, LLC, a Delaware
limited liability company

By:
Name:
Title:

ACCEPTED AND AGREED

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title: